UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

OCEANIC EXPLORATION COMPANY
 (Exact name of registrant as specified in its charter)

Delaware	001-08521	84-0591071
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Dorado Place, Suite 250, Englewood, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 220-8330

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2010, Nicole J. Champine, age 39, accepted the appointment as President and as a director of Oceanic Exploration Company. Since 2002, Ms. Champine has served as legal counsel for Cordillera Corporation. In 2007, Ms. Champine became Vice President and General Counsel of Cordillera Corporation and President of San Miguel Valley Corporation. Both of these companies are affiliated with Oceanic and the Chairman of our Board of Directors. From 1998 to 2002, Ms. Champine worked as a real estate attorney with Otten Johnson, & Ragonetti, P.C. Ms. Champine has no other relationship with Oceanic, its directors or its executive officers. Ms. Champine received a Bachelor of Science Degree in Structural Engineering in 1993 from the University of Texas in Austin and her Juris Doctorate from the University of Denver in 1998.

Ms. Champine will fulfill the role of President of Oceanic in addition to her positions with Cordillera Corporation and San Miguel Valley Corporation. She will receive annual compensation of $200,550 which will be allocated among all three companies based upon the hours worked.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2010

Oceanic Exploration Company

/s/ Nicole J. Champine
Nicole J. Champine
President